UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  May 10, 2011

Medefile International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	033-25126D	85-0368333
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

301 Yamato Road Suite 1200 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 497-2900

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2011, Medefile International, Inc. (the “Company”) and the Company’s Chief Executive Officer, Kevin Hauser, executed an amendment, effective as of March 26, 2011, to the employment agreement dated December 10, 2008, by and between Mr. Hauser and the Company (the “Employment Agreement”). The amendment memorialized the agreement of Mr. Hauser to reduce the base salary payable to him pursuant to the Employment Agreement to $100,000 for the year ending December 31, 2010, and to $125,000 commencing January 1, 2011.  The amendment further provides for a performance bonus which may be awarded to Mr. Hauser, at the discretion of the Board, at such time as the Company becomes cash flow positive (defined as a quarterly net income in excess of $75,000) and has a positive Quick Ratio (Cash less current liabilities in excess of $100,000). The performance bonus may be paid in either cash or through the issuance of shares of the Company’s common stock at the discretion of the Board.

Item 9.01.Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated March 26, 2011, by and between the Company and Kevin Hauser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 16, 2011

MEDEFILE INTERNATIONAL, INC.

/s/ Kevin Hauser
By:	Kevin Hauser
Title	Chief Executive Officer

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